NEWS RELEASE

                                                                AEROFELX

                                                          FOR IMMEDIATE RELEASE
                                                          ---------------------

FOR FURTHER INFORMATION CONTACT:

Investor Inquiries:
------------------
Leonard Borow
President and Chief Operating Officer
(516) 694-6700



                              AEROFLEX INCORPORATED
                       REPORTS RECORD THIRD QUARTER SALES,
                     87% INCREASE IN PRO FORMA EARNINGS AND
                         100% INCREASE IN GAAP EARNINGS



PLAINVIEW,  NEW YORK,  May 10, 2006 --  Aeroflex  Incorporated  (Nasdaq  Symbol:
ARXX), a leading designer, developer and manufacturer of automated testing solutions and microelectronics for the aerospace, defense and broadband communications markets, today announced operating results for its fiscal 2006 third quarter, which ended March 31, 2006.

The highlights of the Company's quarterly financial performance from continuing operations for the third quarter of fiscal 2006 are as follows:

     o net sales increased 24% to a quarterly record $140.5 million (including contributions from our fourth quarter 2005 acquisitions) from $113.8 million last year and $135.2 million in the second quarter of this fiscal year;
     o pro forma gross profit margins were 48.0% compared to 47.3% last year and 47.8% last quarter; and
     o pro forma operating income increased 85% compared to last year and 8% compared to last quarter.

On a pro forma basis, for the fiscal 2006 third quarter, income from continuing operations increased 87% to $11.5 million, or $.15 per diluted share, compared to $6.2 million, or $.08 per diluted share, last year. The fiscal 2006 third quarter pro forma results exclude charges of:

     o $3.4 million ($2.1 million, after tax) for amortization of acquired intangibles;
     o    $1.6 million ($0.9 million,  after tax) for share based  compensation;
          and
     o $1.2 million ($0.7 million, after tax) for restructuring charges related to the consolidation of the Company's subsidiaries in the United Kingdom.

The prior year's third quarter pro forma results excluded a pre-tax charge of $2.1 million ($1.2 million, after tax) for amortization of acquired intangibles and $1.7 million ($1.0 million, after tax) for restructuring charges.

On a GAAP basis, gross profit margins for the fiscal 2006 third quarter were 47.7% compared to 47.3% last year and 47.8% last quarter. Operating income for the fiscal 2006 third quarter increased 97% compared to last year and is the same as the last quarter. Income from continuing operations for the fiscal 2006 third quarter amounted to $7.7 million, or $.10 per diluted share, compared with $3.9 million, or $.05 per diluted share, last year representing a per share increase of 100%. The fiscal 2006 third quarter included a $0.9 million after tax charge for share based compensation (for which there was no comparable expense in the prior year), a $2.1 million after tax charge for amortization of acquired intangibles, (an increase of $0.9 million related to our acquisitions in the fourth quarter of fiscal 2005); and a $0.7 million after tax charge for restructuring costs (compared to a $1.0 million after tax charge in fiscal
2005).

The Company's financial performance from continuing operations for the nine months of fiscal 2006 is as follows:

     o net sales increased 20% to $401.3 million from $335.4 million last year, including contributions from our fourth quarter 2005 acquisitions;
     o    pro forma gross profit margins were 47.9% compared to 47.3% last year;
          and
     o    pro forma operating income increased 47% compared to last year.

On a pro forma basis, for the fiscal 2006 nine months, income from continuing operations increased 45% to $30.9 million, or $.40 per diluted share, compared to $21.3 million, or $.28 per diluted share, last year. The fiscal 2006 nine month pro forma results exclude charges of:

     o $10.3 million ($6.3 million, after tax) for amortization of acquired intangibles;
     o    $5.0 million ($3.1 million, after tax) for share based compensation;
     o $1.1 million ($0.7 million, after tax) for an acquisition related inventory adjustment: and
     o    $1.2 million ($0.7 million, after tax) for restructuring charges.

The prior year's nine months pro forma results excluded a pre-tax charges of $6.2 million ($3.8 million, after tax) for amortization of acquired intangibles and $1.7 million ($1.0 million, after tax) for restructuring charges.

On a GAAP basis, gross profit margins for the fiscal 2006 nine months were 47.5% compared to 47.3% last year. Operating income for the fiscal 2006 nine months increased 24% compared to last year. Income from continuing operations for the fiscal 2006 nine months increased 22% to $20.0 million, or $.26 per diluted share, compared with $16.4 million, or $.22 per diluted share last year. The fiscal 2006 nine months included: $3.1 million after tax charge for share based compensation (for which there was no comparable expense in the prior year); a $6.3 million after tax charge for amortization of acquired intangibles (an increase of $2.5 million from last year's nine months); a $0.7 million after tax charge for an acquisition related inventory adjustment; and a $0.7 million after tax charge for restructuring costs (compared to a $1.0 million after tax charge in fiscal year 2005).

"We are pleased with our operating results for the third quarter," said Len Borow, President and Chief Operating Officer. "Our sales, excluding acquisitions, grew 11% from last year's third quarter and we also achieved 8% sequential growth in pre-tax pro forma earnings. Our backlog is $223.6 million, with a book-to-bill ratio of .98 to 1. The book-to-bill was negatively impacted by a $15 million test set order slipping into early April."

Our estimate of operating results for the June 2006 quarter is as follows:

o    net sales are expected to be approximately $149 million; and

o pro forma earnings from continuing operations per diluted share are anticipated to be $.17. Pro forma earnings exclude estimated amortization of acquired intangibles, share based compensation and additional restructuring charges of a combined $.05 per diluted share. GAAP earnings from continuing operations per diluted share are anticipated to be $.12.

Our conference call discussing third quarter results is scheduled for 5:00 p.m. (New York time) on May 10, 2006 and can be accessed by dialing 800-638-4930 in the United States and by dialing 617-614-3944 outside of the United States. The participant passcode is 29543227. There will be a replay of the conference call beginning one hour after the call's conclusion and will be available for one week. The replay can be accessed by dialing 888-286-8010 within the United States and by dialing 617-801-6888 outside of the United States. The access code for both telephone numbers is 43676806. This call is being webcast by CCBN and can be accessed at Aeroflex's website at www.aeroflex.com. This webcast will be
                                         ----------------
archived on that site for one year. In conjunction with this conference call, the Company has also posted on its website certain financial information related to third quarter results.


About Aeroflex
--------------

Aeroflex Incorporated is a global provider of high technology solutions to the aerospace, defense and broadband communications markets. The Company's diverse technologies allow it to design, develop, manufacture and market a broad range of test, measurement and microelectronic products. The Company's common stock trades on the Nasdaq National Market System under the symbol ARXX and is included in the S&P SmallCap 600 index. Additional information concerning Aeroflex Incorporated can be found on the Company's Web site: www.aeroflex.com.


All statements other than statements of historical fact included in this press release regarding Aeroflex's financial position, business outlook, business strategy and plans and objectives of its management for future operations are forward-looking statements. When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Aeroflex or its management, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Aeroflex's management, as well as assumptions made by and information currently available to its management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, competitive factors and pricing pressures, the integration of acquired businesses, changes in legal and regulatory requirements, technological change or difficulties, product development risks, commercialization difficulties, general economic conditions, and other risk factors disclosed in Aeroflex's most recently filed Form 10-Q. Such statements reflect the current views of management with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Aeroflex's financial condition, results of operations, growth strategy and liquidity. Aeroflex does not undertake any obligation to update such forward-looking statements.

The pro forma results are a supplement to financial statements based on GAAP. The Company uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data.



                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------
                     (In thousands, except per share data)



                                                                     For the Quarter Ended (Unaudited)
                                                                     ---------------------------------
                                                      3/31/06            3/31/06            3/31/05             3/31/05
                                                   -------------      ------------       ------------      --------------
                                                      (GAAP)           (Pro forma)           (GAAP)           (Pro forma)

Net Sales                                          $     140,527      $    140,527       $    113,755       $      113,755
 Cost of sales                                            73,461            73,130             59,963               59,963
                                                   -------------      ------------       ------------       --------------
Gross profit                                              67,066            67,397             53,792               53,792
 Selling, general and administrative
   costs                                                  30,863            28,550             30,110               28,432
 Research and development costs                           20,488            20,401             15,379               15,379
 Amortization of acquired intangibles                      3,440                 -              2,063                    -
                                                   -------------      ------------       ------------       --------------
Operating income                                          12,275            18,446              6,240                9,981
 Interest and other income
   (expense), net                                            442               442                 90                   90
                                                   -------------      ------------       ------------       --------------
Income from continuing operations
 before income taxes                                      12,717            18,888              6,330               10,071
 Provision for income taxes                                4,971             7,384              2,464                3,914
                                                   -------------      ------------       ------------       --------------
Income from continuing operations                          7,746            11,504              3,866                6,157
Income (loss) from discontinued
 operations, net of tax                                        -                 -                106                  106
                                                   -------------      ------------       ------------       --------------
Net income                                         $       7,746      $     11,504       $      3,972       $        6,263
                                                   =============      ============       ============       ==============

Income (loss) per common share:
  Basic
    Continuing operations                          $        0.10      $       0.15       $       0.05       $         0.08
    Discontinued operations                                    -                 -                  -                    -
                                                   -------------      ------------       ------------       --------------
    Net income                                     $        0.10      $       0.15       $       0.05       $         0.08
                                                   =============      ============       ============       ==============

  Diluted
    Continuing operations                          $        0.10      $       0.15       $       0.05       $         0.08
    Discontinued operations                                    -                 -                  -                    -
                                                   -------------      ------------       ------------       --------------
    Net income                                     $        0.10      $       0.15       $       0.05       $         0.08
                                                   =============      ============       ============       ==============


Weighted average number of shares
 Outstanding - Basic                                      75,133            75,133             74,714               74,714
                                                   =============      ============       ============       ==============
             - Diluted                                    77,230            77,230             75,842               75,842
                                                   =============      ============       ============       ==============




                             AEROFLEX INCORPORATED
                                AND SUBSIDIARES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------
                     (In thousands, except per share data)




                                                                   For the Nine Months Ended (Unaudited)
                                               ----------------------------------------------------------------------------
                                                   3/31/06              3/31/06              3/31/05             3/31/05
                                               --------------      ---------------      ---------------    ----------------
                                                   (GAAP)             (Pro forma)            (GAAP)            (Pro forma)

Net sales                                      $      401,332      $       401,332      $       335,406    $        335,406
 Cost of sales                                        210,785              209,215              176,802             176,802
                                               --------------      ---------------      ---------------    ----------------
Gross profit                                          190,547              192,117              158,604             158,604
 Selling, general and administrative
   costs                                               91,672               86,270               81,597              79,919
 Research and development costs                        56,742               56,437               45,122              45,122
 Amortization of acquired intangibles                  10,329                    -                6,164                   -
                                               --------------      ---------------      ---------------    ----------------
Operating income                                       31,804               49,410               25,721              33,563
 Interest and other income
   (expense), net                                         887                  887                  633                 633
                                               --------------      ---------------      ---------------    ----------------
Income from continuing operations
 before income taxes                                   32,691               50,297               26,354              34,196
 Provision for income taxes                            12,642               19,433                9,947              12,907
                                               --------------      ---------------      ---------------    ----------------
Income from continuing operations                      20,049               30,864               16,407              21,289
Income (loss) from discontinued
 operations, net of tax                                     -                    -               (1,496)             (1,496)
                                               --------------      ---------------      ---------------    ----------------
Net income                                     $       20,049      $        30,864      $        14,911    $         19,793
                                               ==============      ===============      ===============    ================

Income (loss) per common share:
  Basic
    Continuing operations                      $         0.27      $          0.41      $          0.22    $           0.29
    Discontinued operations                                 -                    -                (0.02)              (0.02)
                                               --------------      ---------------      ---------------    ----------------
    Net income                                 $         0.27      $          0.41      $          0.20    $           0.27
                                               ==============      ===============      ===============    ================

  Diluted
    Continuing operations                      $         0.26      $          0.40      $          0.22    $           0.28
    Discontinued operations                                 -                    -                (0.02)              (0.02)
                                               --------------      ---------------      ---------------    ----------------
    Net income                                 $         0.26      $          0.40      $          0.20    $           0.26
                                               ==============      ===============      ===============    ================


Weighted average number of shares
  Outstanding - Basic                                  74,922               74,922               74,595              74,595
                                               ==============      ===============      ===============    ================
              - Diluted                                76,306               76,306               76,047              76,047
                                               ==============      ===============      ===============    ================





                             AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
              RECONCILIATION OF REPORTED GAAP RESULTS TO PRO FORMA
              ----------------------------------------------------
                 INCOME FROM CONTINUING OPERATIONS (Unaudited)
                 ---------------------------------------------
                     (In thousands, except per share data)

                                                            For the Quarter Ended             For the Nine Months Ended
                                                       ------------------------------       -----------------------------
                                                          3/31/06          3/31/05             3/31/06          3/31/05
                                                       -------------     ------------       -----------       -----------
GAAP income from
 continuing operations                                 $       7,746     $      3,866       $    20,049       $    16,407
Pro forma adjustments:
 Share-based compensation                                      1,552                              5,010
 Amortization of acquired
   intangible assets                                           3,440            2,063            10,329             6,164
 Restructuring costs                                           1,179            1,678             1,179             1,678
 Acquisition related inventory adjustment                          -                -             1,088                 -
 Income tax benefit                                           (2,413)          (1,450)           (6,791)           (2,960)
                                                       -------------     ------------       -----------       -----------
Pro forma income from
 continuing operations                                 $      11,504     $      6,157       $    30,864       $    21,289
                                                       =============     ============       ===========       ===========
Income per common share:
 Basic
  GAAP income from
    continuing operations after tax                    $        0.10     $       0.05       $      0.27       $      0.22
  Pro forma adjustments, net of tax                             0.05             0.03              0.14              0.07
                                                       -------------     ------------       -----------       -----------
  Pro forma income from
    continuing operations after tax                    $        0.15     $       0.08       $      0.41       $      0.29
                                                       =============     ============       ===========       ===========
 Diluted
  GAAP income from
    continuing operations after tax                    $        0.10     $       0.05       $      0.26       $      0.22
  Pro forma adjustments, net of tax                             0.05             0.03              0.14              0.06
                                                       -------------     ------------       -----------       -----------
  Pro forma income from
    continuing operations after tax                    $        0.15     $       0.08       $      0.40       $      0.28
                                                       =============     ============       ===========       ===========


Weighted average number of shares
  outstanding - Basic                                         75,133           74,714            74,922            74,595
                                                       =============     ============       ===========       ===========
                 - Diluted                                    77,230           75,842            76,306            76,047
                                                       =============     ============       ===========       ===========





                              AEROFLEX INCORPORATED
                                AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                 -----------------------------------------------
                      (In thousands, except per share data)


                                                          March 31,         June 30,
                                                            2006              2005
                                                       ------------       -----------


ASSETS
------

Current assets:
 Cash and cash equivalents                             $     15,636       $    12,974
 Marketable securities                                       18,588                 -
 Accounts receivable, less allowance for
   doubtful accounts                                        103,796           101,317
 Inventories                                                129,594           118,906
 Deferred income taxes                                       20,255            18,499
 Prepaid expenses and other current assets                   11,018            11,107
                                                       ------------       -----------
   Total current assets                                     298,887           262,803

Property, plant and equipment, net                           75,387            78,195
Other assets                                                 13,807            13,537
Intangible assets with definite lives, net                   55,882            67,266
Goodwill                                                    164,277           168,048
                                                       ------------       -----------
   Total assets                                        $    608,240       $   589,849
                                                       ============       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Current portion of long-term debt                     $        618       $       634
 Accounts payable                                            29,023            35,907
 Advance payments by customers                               22,943            15,183
 Income taxes payable                                         1,910             3,657
 Accrued payroll expenses                                    17,536            15,222
 Accrued expenses and other current liabilities              29,638            30,451
                                                       ------------       -----------
    Total current liabilities                               101,668           101,054

Long-term debt                                                3,923             4,190
Deferred income taxes                                        13,498            17,146
Other long-term liabilities                                  20,236            23,479
                                                       ------------       -----------
    Total liabilities                                       139,325           145,869
                                                       ------------       -----------
Stockholders' equity:
  Preferred Stock, par value $.10 per share;
    authorized 1,000 shares:
     Series A Junior Participating Preferred
     Stock, par value $.10 per share,
      authorized 110; none issued                                 -                 -
  Common Stock, par value $.10 per share;
      authorized 110,000 shares; issued
      75,159 and 74,618 shares                                7,516             7,462
  Additional paid-in capital                                381,987           372,666
  Accumulated other comprehensive income                      4,517             9,020
  Retained earnings                                          74,895            54,846
                                                       ------------       -----------
                                                            468,915           443,994
Less:  Treasury stock, at cost (4 shares)                         -                14
                                                       ------------       -----------
     Total stockholders' equity                             468,915           443,980
                                                       ------------       -----------
     Total liabilities and stockholders' equity        $    608,240       $   589,849
                                                       ============       ===========

